UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2014

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-22759	71-0556208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 –	Entry into a Material Definitive Agreement.

On January 30, 2014, Bank of the Ozarks, Inc. (the “Company”) and its wholly-owned bank subsidiary, Bank of the Ozarks, entered into a definitive agreement and plan of merger (the “Agreement”) with Summit Bancorp, Inc. (“Summit”) and Summit Bank, Summit’s wholly-owned bank subsidiary (“Summit Bank”) relating to a proposed merger transaction valued at approximately $216 million, subject to potential adjustment as set forth in the Agreement. The Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Summit will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), and (ii) Summit Bank will merge with and into Bank of the Ozarks, with Bank of the Ozarks continuing as the surviving bank (the “Bank Merger” and, collectively with the “Merger,” the “Mergers”). The Agreement was approved by the Boards of Directors of each of the Company and Summit at meetings held on January 29, 2014.

Subject to the terms and conditions of the Agreement, upon completion of the Merger, each share of Summit’s common stock, issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares and dissenters’ shares) will be converted, at the election of each Summit shareholder, into the right to receive shares of the Company’s common stock (plus cash in lieu of any fractional share) or the right to receive cash, provided that at least 80% of the merger consideration paid to Summit shareholders will consist of shares of the Company’s common stock. The number of Company shares to be issued will be determined based on Summit shareholder elections and the Company’s 10-day average closing stock price as of the fifth business day prior to the closing date, ranging between $43.58 per share and $72.63 per share. The transaction is expected to close during the second quarter of 2014.

The Agreement contains various customary representations, warranties and covenants by the Company and Summit, and customary closing conditions, including, among others, approval of the Merger by Summit’s shareholders, the registration of the Company’s common stock to be provided to the Summit shareholders, and receipt of required regulatory approvals.

In connection with the Agreement, certain shareholders of Summit entered into voting agreements with the Company agreeing to, among other things, vote their Summit shares in favor of the Merger.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the Agreement (i) will not survive consummation of the Merger, unless otherwise specified therein, and cannot be the basis for any claims under the Agreement by the other party after termination of the Agreement, except as the result of a willful breach, and (ii) were made only as of the date of the Agreement or such other date as is specified in the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Company, Summit, or their respective affiliates or their respective businesses. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Summit, their respective affiliates or their respective businesses, the Agreement and the Merger that will be contained in, or incorporated by reference into, the Company’s registration statement on Form S-4 that will include Summit’s proxy statement and the Company’s prospectus, as well as in the Form 10-K, Form 10-Qs and other filings that the Company makes with the Securities and Exchange Commission (the “SEC”).

Item 7.01	Regulation FD Disclosures.

Reference is made to the information set forth in response to Item 1.01, which information is incorporated herein by reference. A copy of the press release announcing the transaction is furnished as Exhibit 99.1 to this Current Report.

The Company has posted on the Investor Relations page of its internet website a slide presentation related to its proposed merger with Summit. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to such exhibit. The Company is not undertaking to update this presentation.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ADDITIONAL INFORMATION

The Company intends to file a registration statement on Form S-4 with the SEC to register the Company’s shares that will be issued to Summit’s shareholders in connection with the transaction. The registration statement will include a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving the Company and Summit. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at the Company’s website at http://www.bankozarks.com, Investor Relations, or by contacting Susan Blair, by telephone at (501) 978-2217.

The Company, Summit and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Summit in connection with the merger transaction. Information regarding directors and executive officers of the Company and Summit and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of the Company and Summit described above and other relevant materials to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger among Bank of the Ozarks, Inc., Bank of the Ozarks, Summit Bancorp, Inc. and Summit Bank, dated as of January 30, 2014. Pursuant to Item 601(b)(2) of the Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by Summit Bancorp, Inc. and Summit Bank. The Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request.

2.2	List of Schedules to the Agreement and Plan of Merger.

99.1	Press Release dated January 30, 2014: Bank of the Ozarks, Inc. Announces Agreement to Acquire Summit Bancorp, Inc.

99.2	Bank of the Ozarks, Inc. Presentation dated January 30, 2014

99.3	Bank of the Ozarks Q&A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: January 30, 2014	/s/ Greg L. McKinney
Greg L. McKinney
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger among Bank of the Ozarks, Inc., Bank of the Ozarks, Summit Bancorp, Inc. and Summit Bank, dated as of January 30, 2014. Pursuant to Item 601(b)(2) of the Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by Summit Bancorp, Inc. and Summit Bank. The Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request.

2.2	List of Schedules to the Agreement and Plan of Merger.

99.1	Press Release dated January 30, 2014: Bank of the Ozarks, Inc. Announces Agreement to Acquire Summit Bancorp, Inc.

99.2	Bank of the Ozarks, Inc. Presentation dated January 30, 2014

99.3	Bank of the Ozarks Q&A